UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 16, 2024

OCEAN BIOMEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40793	87-1309280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Claverick St., Room 325

Providence, RI 02903

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (401) 444-7375

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.0001 par value	OCEA	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one share of common stock at an exercise price of $11.50	OCEAW	The Nasdaq Stock Market LLC
(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on Which Registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Ocean Biomedical, Inc. (NASDAQ: OCEA), today announced that on October 16, 2024, it received a Staff Determination Letter from The Nasdaq Stock Market LLC (“Nasdaq”) stating that on April 18, 2024, May 22, 2024, and August 19, 2024, Staff notified the Company that it did not comply with Nasdaq’s filing requirements set forth in Listing Rule 5250(c)(1) (the “Rule”) because it had not filed its Form 10-K for the year ended December 31, 2023 (the “Form 10-K”), and its Forms 10-Q for the periods ended March 31, 2024 and June 30, 2024 (the “Forms 10-Q”), respectively. Based on its review and the materials submitted on June 17, 2024 and August 27, 2024, Staff granted the Company an exception until October 14, 2024, to regain compliance with the Rule. Upon further review, Staff determined that the Company did not meet the terms of the exception. Specifically, the Company has not filed the either its Form 10-K or Forms 10-Q as required by the Rule. The Company will appeal Staff’s determination to a Hearings Panel (the “Panel”), pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press Release dated October 22, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2024

OCEAN BIOMEDICAL, INC.

By:	/s/ Jolie Kahn
Jolie Kahn
Chief Financial Officer